Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC
ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 14, 2004 relating to the consolidated financial statements of Terremark Worldwide, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida

July 15, 2004